Exhibit 99.1

KBR, Inc. Announces Pricing of $250 Million in Senior Unsecured Notes Offering

HOUSTON, Texas –September 16, 2020 – KBR, Inc. (NYSE: KBR) (“KBR”) announced today that it has priced its private offering of $250.0 million aggregate principal amount of 4.750% senior notes due 2028 (the “Notes”). The Notes were priced at par and will be senior unsecured obligations of KBR. The offering is expected to close on September 30, 2020, subject to customary closing conditions.

Interest on the Notes will be payable semi-annually, in cash in arrears, on March 30 and September 30 of each year, commencing on March 30, 2021. The Notes will mature on September 30, 2028, unless repurchased or redeemed in accordance with their terms prior to such date. KBR intends to use the net proceeds from this offering of Notes to finance a portion of the purchase price for the previously announced acquisition of Centauri Platform Holdings, LLC (“Centauri”) and pay related fees and expenses, with any remaining net proceeds being used for general corporate purposes.

The Notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About KBR, Inc.

KBR is a global provider of differentiated professional services and solutions across the asset and program life cycle within the government services and technology sectors. KBR employs approximately 28,000 people worldwide with customers in more than 80 countries and operations in 40 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release that are not historical statements, including statements regarding KBR’s planned offering, the use of the net proceeds from the planned offering, and KBR’s pending acquisition of Centauri, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic; the company’s ability to respond to the challenges and business disruption presented by the COVID-19 pandemic; the recent dislocation of the global energy market; the company’s ability to realize cost savings and efficiencies relating to the streamlining of its Energy Solutions business; the company’s ability to manage its liquidity; the company’s ability to continue to generate anticipated levels of revenue, profits and cash flow from operations during the COVID-19 pandemic and any resulting economic downturn; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from its former parent; changes in capital spending by the company’s customers, including as a result of the COVID-19 pandemic; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect KBR’s business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors

Alison Vasquez

Vice President, Investor Relations

713-753-5082

Investors@kbr.com

Media

Philip Ivy

Vice President, Global Communications

713-753-3800

Mediarelations@kbr.com